Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
WK Kellogg Co Savings and Investment Plan
Battle Creek, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (333-274791) of WK Kellogg Co of our report dated June 27, 2024, relating to the financial statements and supplemental schedule of WK Kellogg Co Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2023.
/s/ BDO USA, P.C.

BDO USA, P.C.
Grand Rapids, Michigan

June 27, 2024